Exhibit 10.2

EXECUTION VERSION

Amendment No. 6

AMENDMENT NO. 6, dated as of February 25, 2015 (this “Amendment”), by and among PAR PHARMACEUTICAL COMPANIES, INC., a Delaware corporation (the “Parent Borrower”), PAR PHARMACEUTICAL, INC., a Delaware corporation (the “Co-Borrower” and, together with the Parent Borrower, the “Borrowers” and each a “Borrower”), SKY GROWTH INTERMEDIATE HOLDINGS II CORPORATION, a Delaware corporation (“Holdings”), the Subsidiary Guarantors party hereto, BANK OF AMERICA, N.A. (“BANA”), as administrative agent (in such capacity, the “Administrative Agent”) and Incremental Term Lender (the “Incremental Term B-3 Lender”) under the Credit Agreement, dated as of September 28, 2012 (as amended by Amendment No. 1, dated as of February 6, 2013, Amendment No. 2, dated as of February 20, 2013, Amendment No. 3, dated as of February 28, 2013, Amendment No. 4 dated as of February 20, 2014 and Amendment No. 5, dated as of February 20, 2015, the “Credit Agreement”), among the Parent Borrower, the Co-Borrower, Holdings, BANA, as administrative agent under the Loan Documents, Swing Line Lender and L/C Issuer, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and the other parties thereto from time to time. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

WHEREAS, BANA, Goldman Sachs Bank USA, J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and TPG Capital BD, LLC are acting as Lead Arrangers for this Amendment (collectively, the “Amendment No. 6 Lead Arrangers”);

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Parent Borrower may establish Incremental Term Commitments with new and/or existing Term Lenders;

WHEREAS, the Parent Borrower has requested, on behalf of itself and the Co-Borrower, that the initial Incremental Term B-3 Lender party hereto extend credit to the Borrowers in an aggregate principal amount of $425,000,000 in the form of a new Class of Incremental Term Commitments (the “Term B-3 Commitments” and the Incremental Term Loans with respect to such Commitments, the “Term B-3 Loans”) under the Credit Agreement having identical terms with and having the same rights and obligations under the Loan Documents as the Term B-2 Loans, except as expressly set forth herein;

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Incremental Term B-3 Lender shall become a Lender pursuant to a joinder agreement substantially in the form of Exhibit A (the “Joinder Agreement”);

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.	Amendments.

Effective as of the Amendment No. 6 Effective Date, the Credit Agreement is hereby amended as follows:

(a) The following defined terms shall be added to Section 1.01 of the Credit Agreement in alphabetical order:

“Amendment No. 6” means Amendment No. 6 to this Agreement dated as of February 25, 2015.

“Amendment No. 6 Effective Date” means February 25, 2015, the date on which all conditions precedent set forth in Section 3 of Amendment No. 6 are satisfied.

“Amendment No. 6 Lead Arrangers” means, collectively, Bank of America, N.A., Goldman Sachs Bank USA, J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and TPG Capital BD, LLC.

“Term B-3 Commitment” means, with respect to each Term B-3 Lender, the obligation of such Term B-3 Lender to make a Term B-3 Loan on the Amendment No. 6 Effective Date, in the amount set forth on the joinder agreement of such Term B-3 Lender to Amendment No. 6, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Term Lender pursuant to an Assignment and Assumption, (ii) an Incremental Amendment, (iii) a Refinancing Amendment or (iv) an Extension. The aggregate amount of Term B-3 Commitments as of the Amendment No. 6 Effective Date shall equal $425,000,000.

“Term B-3 Lender” means a Person with a Term B-3 Commitment to make Term B-3 Loans to the Borrowers on the Amendment No. 6 Effective Date, which for the avoidance of doubt may be an existing Term Lender.

“Term B-3 Loan” means a Loan that is made pursuant to Section 2.01(e) of the Credit Agreement on the Amendment No. 6 Effective Date.

(b) The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended by deleting such clause in its entirety and replacing it with the following:

“Applicable Rate” means a percentage per annum equal to:

(a)	with respect to Term B-2 Loans, (i) 3.00% for Eurocurrency Rate Loans, and (ii) 2.00% for Base Rate Loans,

(b)	with respect to Term B-3 Loans, (i) 3.25% for Eurocurrency Rate Loans, and (ii) 2.25% for Base Rate Loans, and

(c)	with respect to Tranche A Revolving Credit Loans and unused Tranche A Revolving Credit Commitments, (i) until delivery of financial statements for the first full fiscal quarter commencing on or after the Closing Date pursuant to Section 6.01, (A) for Eurocurrency Rate Loans, 3.75%, (B) for Base Rate Loans, 2.75%, and (C) for unused commitment fees payable pursuant to Section 2.09(a), 0.50%, and (ii) thereafter, the following percentages per annum, based upon the Senior Secured Net Leverage Ratio as specified in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate
Pricing Level	Senior Secured Net Leverage Ratio	Eurocurrency Rate	Base Rate	Commitment Fee Rate
1	> 3.0 to 1.0	3.75%	2.75%	0.50%
2	≤ 3.0 to 1.0 and > 2.5 to 1.0	3.50%	2.50%	0.375%
3	≤ 2.5 to 1.0	3.25%	2.25%	0.375%

(d)	with respect to Tranche B Revolving Credit Loans, unused Tranche B Revolving Credit Commitments and Letter of Credit fees, (i) until delivery of financial statements for the first full fiscal quarter commencing on or after the Amendment No. 3 Effective Date pursuant to Section 6.01, (A) for Eurocurrency Rate Loans, 3.25%, (B) for Base Rate Loans, 2.25%, (C) for Letter of Credit fees, 3.25% and (D) for unused commitment fees payable pursuant to Section 2.09(a), 0.50%, and (ii) thereafter, with respect to Tranche B Revolving Credit Loans, unused Tranche B Revolving Credit Commitments and Letter of Credit fees, the following percentages per annum, based upon the Senior Secured Net Leverage Ratio as specified in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate
Pricing Level	Senior Secured Net Leverage Ratio	Eurocurrency Rate and Letter of Credit Fees	Base Rate	Commitment Fee Rate
1	> 3.0 to 1.0	3.25%	2.25%	0.50%
2	≤ 3.0 to 1.0 and > 2.5 to 1.0	3.25%	2.25%	0.375%
3	≤ 2.5 to 1.0	3.00%	2.00%	0.375%

Any increase or decrease in the Applicable Rate resulting from a change in the Senior Secured Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided that “Pricing Level 1” in clauses (b) and (c) above shall apply as of (x) the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply) and (y) at the option of the Administrative Agent or the Required Facility Lenders under the applicable Revolving Credit Facility, as of the first Business Day after an Event of Default under Section 8.01(a) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the pricing level otherwise determined in accordance with this definition shall apply).

(c) The definition of “Eurocurrency Rate” in Section 1.01 of the Credit Agreement is hereby amended by deleting such clause in its entirety and replacing it with the following:

“Eurocurrency Rate” means

(a)

for any Interest Period with respect to a Eurocurrency Rate Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or such other commercially available source providing quotations of BBA LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (ii) if such published rate is not available at such time for any reason, then the “Eurocurrency Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by the Administrative Agent’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the commencement of such Interest Period; and

(b)	for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) BBA LIBOR, at approximately 11:00 a.m., London time determined two (2) London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in Same Day Funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by the Administrative Agent’s London Branch to major banks in the London interbank eurodollar market at their request at the date and time of determination;

provided that the Eurocurrency Rate with respect to Term B-2 Loans and Term B-3 Loans that bear interest at a rate based on clause (a) of this definition will be deemed not to be less than 1.00% per annum.

(d) The definition of “Repricing Transaction” in Section 1.01 of the Credit Agreement is hereby amended by deleting such clause in its entirety and replacing it with the following:

“Repricing Transaction” shall mean (i) the prepayment, refinancing, substitution or replacement of all or a portion of the Term B-3 Loans with the incurrence by the Borrower or any Subsidiary of any debt financing, the primary purpose of which is to reduce the All-In Yield of such debt financing relative to the Term B-3 Loans so repaid, refinanced, substituted or replaced and (ii) any amendment to this Agreement the primary purpose of which is to reduce the All-In Yield applicable to the Term B-3 Loans.

(e) The definition of “Base Rate” in Section 1.01 of the Credit Agreement is hereby amended by adding “and Term B-3 Loans” immediately after “Term B-2 Loans” in the proviso thereof;

(f) The definition of “Class” in Section 1.01 of the Credit Agreement is hereby amended by (i) adding “Term B-3 Commitments,” immediately after “Term B-2 Commitments,” in clause (b) and (ii) adding “Term B-3 Loans,” immediately after “Term B-2 Loans,” in clause (c);

(g) The definition of “Commitment” in Section 1.01 of the Credit Agreement is hereby amended by adding “Term B-3 Commitment,” immediately after “Term B-2 Commitment,”;

(h) The definition of “Facility” in Section 1.01 of the Credit Agreement is hereby amended by adding “Term B-3 Loans,” immediately after “Term B-2 Loans,”;

(i) Clause (i) of the definition of “Maturity Date” in Section 1.01 of the Credit Agreement is hereby amended by adding “and Term B-3 Loans” immediately after “Term B-2 Loans”;

(j) The definition of “Term Loan” in Section 1.01 of the Credit Agreement is hereby amended by adding “Term B-3 Loan,” immediately after “Term B-2 Loan,”;

(k) Section 2.01 of the Credit Agreement is hereby amended by adding the following paragraph (e) to such Section:

“(e) Subject to the terms and conditions set forth herein and in Amendment No. 6, each Term B-3 Lender severally agrees to make a Term B-3 Loan to the Borrowers on the Amendment No. 6 Effective Date in the principal amount equal to its Term B-3 Commitment on the Amendment No. 6 Effective Date. Amounts borrowed under this Section 2.01(e) and repaid or prepaid may not be reborrowed. Term B-3 Loans may be Base Rate Loans or Eurocurrency Loans, as further provided herein. All Term B-3 Loans made on the Amendment No. 6 Effective Date by Term B-3 Lender will have the Type of Loan and Interest Period specified in the Request for Credit Extension delivered in connection therewith (notwithstanding the required periods set forth in the definition of Interest Period).”

(l) Section 2.05(a) of the Credit Agreement is hereby amended by adding the following sentence to the end of clause (i) thereof:

“Notwithstanding the foregoing, voluntary prepayments shall be made pro rata among the Term B-2 Loans and Term B-3 Loans.”

(m) Section 2.05(a) of the Credit Agreement is hereby amended by deleting clause (vi) in its entirety and replacing it with the following:

“(vi) Notwithstanding the foregoing, in the event that, on or prior to the date which is six (6) months after the Amendment No. 6 Effective Date, any Borrower (x) prepays, refinances, substitutes or replaces any Term B-3 Loans pursuant to a Repricing Transaction (including, for avoidance of doubt, any prepayment made pursuant to Section 2.05(b)(iii) that constitutes a Repricing Transaction), or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, the Parent Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Term Lenders, (I) in the case of clause (x), a prepayment premium of 1.00% of the aggregate principal amount of the Term B-3 Loans so prepaid, refinanced, substituted or replaced and (II) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the applicable Term B-3 Loans outstanding immediately prior to such amendment. Such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.”

(n) Section 2.05(b) of the Credit Agreement is hereby amended by adding the following sentence to the end of clause (v) thereof:

“Notwithstanding the foregoing, mandatory prepayments shall be made pro rata among the Term B-2 Loans and Term B-3 Loans.”

(o) Section 2.06(b) of the Credit Agreement is hereby amended by adding the following sentences to the end of such Section:

“The Term B-3 Commitment of each Term B-3 Lender shall be automatically and permanently reduced to $0 upon the funding of Term B-3 Loans to be made by it on the Amendment No. 6 Effective Date.”

(p) Section 2.07 of the Credit Agreement is hereby amended by adding new clause (d) at the end:

“(d) Term B-3 Loans. The Borrowers shall, jointly and severally, repay to the Administrative Agent for the ratable account of the Appropriate Lenders (A) on the last Business Day of each March, June, September and December commencing with last Business Day of March 2015, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Term B-3 Loans outstanding on the Amendment No. 6 Effective Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (B) on the Maturity Date for the Term B-3 Loans, the aggregate principal amount of all Term B-3 Loans outstanding on such date.”

(q) Section 6.15 of the Credit Agreement is hereby amended by adding “and Term B-3 Loans” immediately after “Term B-2 Loans”;

(r) Section 6.16 of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“SECTION 6.16. Use of Proceeds. Use the proceeds (a) of any Borrowing on the Closing Date, whether directly or indirectly, in a manner consistent with the uses set forth in the preliminary statements to this Agreement and after the Closing Date use the proceeds of any Borrowing for general corporate purposes and working capital needs, (b) with respect to Term B-1 Loans, to refinance the Term B Loans and to pay fees and expenses in connection thereto, (c) with respect to Term B-2 Loans, to refinance the Term B-1 Loans and to pay fees and expenses in connection thereto and (d) with respect to the Term B-3 Loans, to pay a dividend to the Parent Borrower’s indirect equity holders and to pay fees and expenses in connection thereto.

Section 2.	Representations and Warranties.

Each Loan Party represents and warrants to the Lenders as of the date hereof and the Amendment No. 6 Effective Date that:

(a) Before and after giving effect to this Amendment, the representations and warranties of the Parent Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document shall be true and correct in all material respects on and as of the Amendment No. 6 Effective Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective date.

(b) At the time of and after giving effect to this Amendment, no Default shall exist, or would result from the Amendment and related Credit Extension or from the application of the proceeds therefrom.

Section 3.	Conditions to Effectiveness.

This Amendment shall become effective on the date on which each of the following conditions is satisfied:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles or electronic copies (followed promptly by originals) unless otherwise specified:

(1) counterparts of this Amendment executed by (A) each Loan Party and (B) the Administrative Agent;

(2) counterparts of the Joinder Agreement executed by (A) the Parent Borrower, (B) the Administrative Agent and (C) the Incremental Term B-3 Lender; and

(3) a Note executed by the relevant Borrowers in favor of each Lender requesting a Note at least two (2) Business Days prior to the Amendment No. 6 Effective Date, if any.

(b) The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles or electronic copies (followed promptly by originals) unless otherwise specified;

(1) an opinion of (i) Ropes & Gray LLP, New York counsel to the Loan Parties and (ii) Porzio, Bromberg & Newman, P.C., New Jersey counsel to the Loan Parties, each dated the Amendment No. 6 Effective Date and addressed to the Administrative Agent and the Lenders, in a form reasonably satisfactory to the Administrative Agent;

(2) (A) certificates of good standing (to the extent such concept exists in such Loan Party’s state of organization) from the applicable secretary of state of the state of organization of each Loan Party, and (B) a certificate of a Responsible Officer of each Loan Party dated the Amendment No. 6 Effective Date and certifying (I) to the effect that (w) attached thereto is a true and complete copy of the certificate or articles of incorporation or organization such Loan Party certified as of a recent date by the secretary of state of the state of its organization, or in the alternative, certifying that such certificate or articles of incorporation or organization have not been amended since the Closing Date, and that such certificate or articles are in full force and effect, (x) attached thereto is a true and complete copy of the by-laws or operating agreements of each Loan Party as in effect on the Amendment No. 6 Effective Date, or in the alternative, certifying that such by-laws or operating agreements have not been amended since the Closing Date and (y) attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of each Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (II) as to the incumbency and specimen signature of each officer executing any Loan Document on behalf of any Loan Party and signed by another officer as to the incumbency and specimen signature of the Responsible Officer executing the certificate pursuant to this clause (B); and

(3) a certificate signed by a Responsible Officer of the Parent Borrower certifying that (x) before and after giving effect to this Amendment, the representations and warranties of the Parent Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document shall be true and correct in all material respects on and as of the Amendment No. 6 Effective Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective date and (y) at the time of and after giving effect to this Amendment, no Default shall exist, or would result from the Amendment and related Credit Extension or from the application of the proceeds therefrom.

(4) Copies of a recent Lien and judgment search in the jurisdiction of organization of each Loan Party, as reasonably requested by the Administrative Agent with respect to the Loan Parties.

(c) The Administrative Agent shall have received a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to the Mortgaged Property located in the United States as of the Amendment No. 6 Effective Date (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Parent Borrower and the applicable Loan Party relating thereto, if required) and, if any such Mortgaged Property is located in a special flood hazard area, evidence of flood insurance to the extent required pursuant to the Credit Agreement.

(d) All fees and expenses due to the Administrative Agent and the Amendment No. 6 Lead Arrangers (including, without limitation, pursuant to Section 4 hereof) required to be paid on the Amendment No. 6 Effective Date and invoiced at least two (2) Business Days prior to the Amendment No. 6 Effective Date shall have been paid.

(e) To the extent reasonably requested by the Incremental Term B-3 Lender in writing not less than five (5) Business Days prior to the Amendment No. 6 Effective Date, the Administrative Agent shall have received, prior to the effectiveness of this Amendment, all documentation and other information with respect to the Parent Borrower required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

(f) The Administrative Agent shall have received a Request for Credit Extension not later than 1:00 p.m. on the Business Day prior to the date of the proposed Credit Extension.

The Administrative Agent shall notify the Parent Borrower and the Lenders of the Amendment No. 6 Effective Date and such notice shall be conclusive and binding.

Section 4.	Expenses.

The Parent Borrower agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses incurred by it in connection with this Amendment, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent.

Section 5.	Counterparts.

This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 6.	Governing Law and Waiver of Right to Trial by Jury.

THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The jurisdiction and waiver of right to trial by jury provisions in Section 10.16 and 10.17 of the Credit Agreement are incorporated herein by reference mutatis mutandis.

Section 7.	Headings.

The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 8.	Reaffirmation.

Each Loan Party hereby expressly acknowledges the terms of this Amendment and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby and (ii) its guarantee of the Obligations (including, without limitation, in respect of the Term B-3 Loans) under the Guaranty, as applicable, and its grant of Liens on the Collateral to secure the Obligations (including, without limitation, in respect of the Term B-3 Loans) pursuant to the Collateral Documents. For the avoidance of doubt, on and after the Amendment No. 6 Effective Date, this Amendment shall for all purposes constitute a Loan Document.

Section 9.	Effect of Amendment; References to the Credit Agreement.

Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. All references to the Credit Agreement in any document, instrument, agreement, or writing shall from and after the Amendment No.6 Effective Date be deemed to refer to the Credit Agreement as amended hereby, and, as used in the Credit Agreement, the terms “Agreement,” “herein,” “hereafter,” “hereunder,” “hereto” and words of similar import shall mean, from and after the Amendment No. 6 Effective Date, the Credit Agreement as amended hereby.

Section 10.	FATCA.

For purposes of determining withholding Taxes imposed under the Foreign Account Tax Compliance Act (FATCA), the Borrowers and the Administrative Agent shall treat (and the Incremental Term B-3 Lender hereby authorizes the Administrative Agent to treat) the Term B-3 Loans as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

SKY GROWTH INTERMEDIATE HOLDINGS II CORPORATION, as Holdings

By:	/s/ Michael A. Tropiano
	Name:	Michael A. Tropiano
	Title:	Executive Vice President and Chief Financial Officer

PAR PHARMACEUTICAL COMPANIES, INC., as the Parent Borrower

By:	/s/ Michael A. Tropiano
	Name:	Michael A. Tropiano
	Title:	Executive Vice President and Chief Financial Officer

PAR PHARMACEUTICAL, INC., as the Co-Borrower

By:	/s/ Michael A. Tropiano
	Name:	Michael A. Tropiano
	Title:	Executive Vice President and Chief Financial Officer

PAR, INC KALI LABORATORIES, INC., ANCHEN INCORPORATED
ANCHEN PHARMACEUTICALS, INC. JHP GROUP HOLDINGS, INC. JHP ACQUISITION, LLC
PAR STERILE PRODUCTS, LLC, each as a Subsidiary Guarantor

By:	/s/ Michael A. Tropiano
	Name:	Michael A. Tropiano
	Title:	Executive Vice President and Chief Financial Officer

[Amendment No. 6]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Don B. Pinzon
	Name:	Don B. Pinzon
	Title:	Vice President

[Amendment No. 6]

BANK OF AMERICA, N.A., as Incremental Term B-3 Lender

By:	/s/ Douglas Ingram
	Name:	Douglas Ingram
	Title:	Managing Director

[Amendment No. 6]

EXHIBIT A

JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of [—], 20[—] (this “Agreement”), by and among [TERM B-3 LENDER] (the “Term B-3 Lender”), PAR PHARMACEUTICAL COMPANIES, INC. (the “Parent Borrower”), and BANK OF AMERICA, N.A. (the “Administrative Agent”).

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of September 28, 2012, as amended prior to the date hereof and as amended by Amendment No. 6 dated as of February 25, 2015 (the “Amendment”) (as further as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), among the Parent Borrower, PAR PHARMACEUTICAL, INC., a Delaware corporation (the “Co-Borrower” and, together with the Parent Borrower, the “Borrowers” and each a “Borrower”), SKY GROWTH INTERMEDIATE HOLDINGS II CORPORATION, a Delaware corporation (“Holdings”), the Subsidiary Guarantors party thereto and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and the other parties thereto from time to time (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement);

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Parent Borrower may establish Incremental Term Commitments (the “Term B-3 Commitments”) with the Term B-3 Lender (which, for the avoidance of doubt, may be an existing Term Lender); and

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Term B-3 Lender shall become a Lender pursuant to one or more joinder agreements;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

On the Amendment No. 6 Effective Date, the Term B-3 Lender hereby irrevocably and unconditionally approves the Amendment to the Credit Agreement and agrees to provide the Term B-3 Commitment set forth on its signature page hereto pursuant to and in accordance with Section 2.01(e) of the Credit Agreement. The Term B-3 Commitment provided pursuant to this Agreement shall be subject to all of the terms in the Credit Agreement and to the conditions set forth in the Credit Agreement, and shall be entitled to all the benefits afforded by the Credit Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Collateral Documents. For the avoidance of doubt, the Term B-3 Lender hereby consents to Amendment No. 6 to the Credit Agreement.

The Term B-3 Lender, the Parent Borrower and the Administrative Agent acknowledge and agree that the Term B-3 Commitment provided pursuant to this Agreement shall constitute Incremental Term Commitments for all purposes of the Credit Agreement and the other applicable Loan Documents. The Term B-3 Lender hereby agrees to make the Term B-3 Loan to the Borrowers in an amount equal to its Term B-3 Commitment on the Amendment No. 6 Effective Date in accordance with Section 2.01(e) of the Credit Agreement.

The Term B-3 Lender (i) confirms that it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01(a) and (b) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Amendment No. 6 Lead Arrangers or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

Upon (i) the execution of a counterpart of this Agreement by the Term B-3 Lender, the Administrative Agent and the Parent Borrower and (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of telecopy or other electronic transmission) hereof, the Term B-3 Lender shall become a Lender under the Credit Agreement and shall have the respective Term B-3 Commitment set forth on its signature page hereto, effective as of the Amendment No. 6 Effective Date.

Delivered herewith to the Administrative Agent or the Parent Borrower, as applicable, are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as the Term B-3 Lender may be required to deliver to the Administrative Agent or the Parent Borrower, as applicable, pursuant to Section 3.01 of the Credit Agreement.

For purposes of determining withholding Taxes imposed under the Foreign Account Tax Compliance Act (FATCA), the Borrowers and the Administrative Agent shall treat (and the Term B-3 Lender hereby authorizes the Administrative Agent to treat) the Term B-3 Loan as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

As of the Amendment No. 6 Effective Date, this Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first mentioned above.

[TERM B-3 LENDER], as Term B-3 Lender

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

Term B-3 Commitment:

$[ ]

PAR PHARMACEUTICAL COMPANIES, INC.

By:
Name:
Title:

Accepted: BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

A-5